Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 1, 2023, with respect to the consolidated financial statements of LumiraDx Limited, incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom

May 1, 2023